EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-107041) pertaining to the United-Lafayette 401(k) Profit Sharing Plan of United Fire & Casualty Company of our report dated June 24, 2004, with respect to the financial statements and schedule of the United Fire & Casualty Company United-Lafayette 401(k) Profit Sharing Plan included in this annual report (Form 11-K) for the year ended December 31, 2003.

/s/ Ernst & Young LLP

Chicago, Illinois

June 24, 2004